Exhibit 5.1

                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000

                                  ------------

                                Telex 908041 BAL
                                Fax 410-576-4246

                                February 5, 2004

Board of Directors
Shore Bancshares, Inc.
18 East Dover Street
Easton, Maryland 21601

               Re:  Merger of Midstate Bancorp, Inc. into Shore Bancshares, Inc.

Ladies and Gentlemen:

      We have acted as counsel to Shore Bancshares, Inc., a Maryland corporation and financial holding company registered under the Bank Holding Company Act of 1956, as amended ("Shore Bancshares"), in connection with a Agreement and Plan of Merger dated November 12, 2003, as amended on January 15, 2004 (the "Agreement"), by and between Shore Bancshares and Midstate Bancorp, Inc., a Delaware corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended ("Midstate Bancorp"), pursuant to which Midstate Bancorp will merge with and into Shore Bancshares.

      We have also acted as counsel to Shore Bancshares in connection with Shore Bancshares' Registration Statement on Form S-4 (such Registration Statement, including all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of up to 85,688 shares of common stock, par value $.01 per share, of Shore Bancshares (the "Shares") pursuant to the Agreement.

      This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601 of Regulation S-K.

      In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined and are

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                                                                February 5, 2004
                                                                          Page 2

familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Articles of Incorporation and Bylaws of Shore Bancshares, as amended and as currently in effect; (iii) certain resolutions of the Board of Directors of Shore Bancshares relating to the issuance of the Shares and the other transactions contemplated by the Agreement; (iv) the Agreement; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Shore Bancshares and others.

      Based upon the foregoing, we are of the opinion that the Shares, when issued upon the terms and conditions set forth in the Agreement, will be validly issued, fully paid, and nonassessable.

      The law covered by the opinion set forth above is limited to the corporate law of the State of Maryland.

      We hereby consent to be named in the Registration Statement under the heading "LEGAL MATTERS" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                                         Gordon, Feinblatt, Rothman,
                                                Hoffberger and Hollander, LLC



                                         By: /s/ Abba David Poliakoff
                                             --------------------------------
                                             Abba David Poliakoff
                                             Member of the Firm